UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 24, 2008

Atmospheric Glow Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-11591 (Commission File Number	62-1647888 (IRS Employer Identification Number)

_____________________________________

924 Corridor Park Blvd
Knoxville, Tennessee 37932-3723
(865) 777-3776

(Address, zip code and telephone number of principal executive offices)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

information to be included in the report

Section 1 - Registrant's Business and Operations

Item 1.03 Bankruptcy or Receivership

On March 27, 2008, Atmospheric Glow Technologies, Inc. ("AGT") filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of Tennessee (the "Court") (Case No. 08-31320). AGT will continue to operate the business as a "debtor-in-possession" under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

One of the current directors of AGT, Steven D. Harb, resigned form the Board of Directors of AGT by letter dated March 24, 2008.

W. Scott McDonald, Chief Executive Officer, Interim Chief Accounting Officer and Interim Secretary of AGT, by letter dated March 24, 2008, is resigning from such positions, effective April 18, 2008 (or sooner as the Board of Directors may direct) as an additional cost cutting measure for the company. Mr. McDonald has agreed to help transition his responsibilities. Mr. McDonald has been appointed a director (in an unpaid position) by the Board of Directors of AGT to fill Mr. Harb's position.

Section 8 - Other Events

Item 8.01 Other Events

On March 28, 2008, AGT issued a press release announcing that it filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code. In this press release, AGT also announced the resignation of one of its directors, Steven D. Harb, and of its Chief Executive Officer, Interim Chief Accounting Officer and Interim Secretary, W. Scott McDonald, as well Mr. McDonald's appointment to the Board of Directors to fill Mr. Harb's position.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Press Release dated March 28, 2008 title "AGT Files to Restructure its Operations under Chapter 11"

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Atmospheric Glow Technologies, Inc.

Date: March 28, 2008 By: /s/ W. Scott McDonald

Title: Chief Executive Officer